Exhibit 99.1

Sweet Success Names Glenn Williamson as New President and Chief Operating Officer; Executive Was Founder or Senior Officer of Four Nasdaq National Market Companies

SAN ANTONIO, Texas, Aug 23, 2006 (BUSINESS WIRE) — Sweet Success Enterprises Inc. (OTCBB:SWTS) announced today that R. Glenn Williamson was appointed as the Company’s new president and chief operating officer effective immediately. Mr. Williamson has been a member of the Company’s Board of Directors since August, 2005 and will assume responsibilities for the day-to-day operations of Sweet Success as it expands the sales and distribution of its line of all-natural beverages.

Mr. Williamson, 49, of Phoenix, Arizona, was founder or senior officer of four NASDAQ National Market companies including GO-VIDEO, Wavo Inc. and Interactive Media Technologies Inc. He has more than 25 years of entrepreneurial and executive level experience and has been involved as a consultant or banker on over 60 engagements in locations ranging from China to Montreal and Paris.

“Glenn has had remarkable successes over his career and has the skills set and vision to pick up on Sweet Success’s early achievements and drive the Company to its full potential,” said Bill Gallagher, the Company’s Chairman and chief executive officer. “He is excited by the prospects for our product line, and with the recently completed financing the necessary pieces are now in place to drive sales growth.”

“Thanks to Bill’s leadership, Sweet Success Enterprises has a team of top talent in place, solid initial distribution channels and a strong portfolio of products to tap into the fastest growing segment of the beverage market,” Williamson said. “During my career I have had the privilege of fielding numerous riveting opportunities and being distinctly selective over them. I am particularly excited about the chance to work with Bill and to have a hand in building another successful outfit.”

Among other accomplishments, Mr. Williamson is founder and chief executive officer of The Canada Arizona Business Council, a private sector group sanctioned by the Canadian Government and the State of Arizona to work on increasing bilateral trade between Canada and Arizona. He was a founder of Social Venture Partners, a non-profit benefiting children and education, and has served as board member or trustee for a variety of non-profits including the Phoenix Zoo, American Rivers and the Todd Thomas Foundation.

San Antonio-based Sweet Success Enterprises Inc. acquired Nestle USA’s original Sweet Success brand in 2002, including all formulas, copyrights, trademarks, records and research. The Company has relaunched a product line to tap into the rapidly growing demand for convenient and nutritious functional beverages. Its line of Fuel for Health(TM) all-natural beverages is available in a growing number of stores and includes state-of-the-art ingredients to satiate, boost energy, increase heart health and stamina. Additional products are expected to be introduced in stores over the next few months. Historically, approximately one billion consumer unit packages, including bars and powder mix, were sold by Nestle’s under the brand name. See the Company’s web site at www.sweetsuccess.com for more information and to order online.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements which address actual results could differ materially from those expressed or implied in forward-looking statements. These statements are made on the basis of management’s views and assumptions. As a result, there can be no assurance that management’s expectations will necessarily come to pass. These forward-looking statements generally can be identified by phrases such as management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. Management cautions that the ability to attract clients and generate business may be affected by a decline in the Company’s financial ratings, the competitive environment, the Company’s ability to raise sufficient capital to meet the collateral requirements associated with its current business and to fund the Company’s continuing operations and changes in market conditions.

SOURCE: Sweet Success Enterprises Inc.